Exhibit 10.1

RESTRICTED STOCK UNIT FORFEITURE AGREEMENT

THIS RESTRICTED STOCK UNIT FORFEITURE AGREEMENT (the “Agreement”) is entered into as of June 9, 2022 by and between Anaplan, Inc., a Delaware corporation (the “Company”), and Frank Calderoni (the “Executive”).

RECITALS

WHEREAS, the Company previously granted an award of 143,940 restricted stock units (the “RSUs”) representing Company common stock (the “Common Stock”) under its 2018 Equity Incentive Plan and pursuant to that certain Global Notice of Restricted Stock Unit Award (the “Grant Notice”) and Global Restricted Stock Unit Agreement, entered into by and between the Company and the Executive, dated as of April 8, 2022 (collectively, the “April 2022 RSU Agreement”); and

WHEREAS, contingent upon the consummation of the transactions contemplated by that certain Agreement and Plan of Merger among Alpine Parent, LLC, Alpine Merger Sub, Inc. and Anaplan, Inc. dated as of March 20, 2022 (the “Merger Agreement” and the transactions contemplated thereby, the “Thoma Bravo Merger”), the Executive agrees to forfeit all 143,940 RSUs granted pursuant to the April 2022 RSU Agreement (the “Specified RSUs”) to the Company, on the terms and subject to the conditions set forth in this Agreement (the “Forfeiture”).

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:

SECTION 1. FORFEITURE OF SPECIFIED RSUS

1.1 Forfeiture. The Executive agrees to forfeit, assign and transfer to the Company all of Executive’s right, title and interest in and to the Specified RSUs effective as of the date hereof and contingent upon the consummation of the transactions contemplated by the Merger Agreement.

1.2 Termination of Rights as the Executive. The Executive shall no longer have any rights as a holder of the Specified RSUs, including any rights that the Executive may have had under the April 2022 RSU Agreement, or otherwise. The Executive hereby irrevocably releases and waives, acquits and forever discharges any right, entitlement or interest to or in the Specified RSUs, and any and all claims, liabilities or causes of action of any kind or nature whatsoever, arising out of or in any way related to the Specified RSUs.

1.3 Tax Matters. Prior to entering into this Agreement, the Executive has had an opportunity to review with the Executive’s tax advisers the federal, state, local and foreign tax consequences of the Forfeiture. The Executive is relying solely on such advisers and not on any statements or representations of the Company or any of its agents.

SECTION 2. MISCELLANEOUS

2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except the choice-of-law provisions thereof.

2.3 Further Action. Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

2.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

2.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.

ANAPLAN, INC.

By:	/s/ Gary Spiegel
Name: Gary Spiegel
Title: SVP, General Counsel

EXECUTIVE:

By:	/s/ Frank Calderoni
Name: Frank Calderoni
Title: Chief Executive Officer